Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Len Dieterle	William Dyke
Aspen Technology	Aspen Technology
+1 781-221-4291	+1 781-221-5571
len.dieterle@aspentech.com	ir@aspentech.com

Aspen Technology Announces Financial Results for the
Second Quarter of Fiscal 2025
Bedford, Mass. – February 4, 2025 - Aspen Technology, Inc. (“AspenTech” or the “Company”) (NASDAQ: AZPN), a global leader in industrial software, today announced financial results for its second quarter in fiscal 2025, ended December 31, 2024.
Second Quarter Fiscal Year 2025 and Recent Business Highlights
•Annual contract value1 (“ACV”) was $964.9 million for the second quarter of fiscal 2025, increasing 9.2% year over year and 2.5% quarter over quarter.
•Cash flow from operations was $38.1 million and free cash flow was $36.4 million in the second quarter of fiscal 2025. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.
Second Quarter Fiscal Year 2025 Financial Results Summary
AspenTech’s total revenue was $303.6 million in the second quarter of fiscal 2025, compared to $257.2 million in the second quarter of fiscal 2024. Total revenue in the period included license and solutions revenue of $188.2 million, compared to $152.5 million in the second quarter of fiscal 2024, maintenance revenue of $90.6 million, compared to $85.1 million in the second quarter of fiscal 2024, and services and other revenue of $24.7 million, compared to $19.6 million in the second quarter of fiscal 2024. Bookings2 was $307.5 million in the second quarter of fiscal 2025, compared to $233.4 million in the second quarter of fiscal 2024.
Income from operations was $9.0 million in the second quarter of fiscal 2025, compared to a loss from operations of $49.2 million in the second quarter of fiscal 2024. Non-GAAP income from operations was $149.0 million in the second quarter of fiscal 2025, compared to $88.7 million in the second quarter of fiscal 2024. Net income was $20.3 million, or $0.32 per diluted share, in the second quarter of fiscal 2025, compared to a net loss of $21.5 million, or $0.34 per diluted share, in the second quarter of fiscal 2024. Non-GAAP net income was $131.1 million, or $2.06 per diluted share, in the second quarter of fiscal 2025, compared to $87.8 million, or $1.37 per diluted share, in the second quarter of fiscal 2024.
AspenTech had cash and cash equivalents of $181.8 million as of December 31, 2024, compared to $237.0 million as of June 30, 2024. The decrease in cash and cash equivalents during this period was due to the impact of share repurchase activity under the Company’s fiscal 2025 share repurchase authorization in the first quarter of fiscal 2025 and a net use of cash of $36.5 million in the second quarter of fiscal 2025 for the purchase of Open Grid Systems Limited. Under its revolving credit facility, AspenTech had no borrowings and $194.5 million available as of December 31, 2024.
AspenTech generated $38.1 million in cash flow from operations and $36.4 million in free cash flow in the second quarter of fiscal 2025, compared to $29.8 million in cash flow from operations and $29.2 million in free cash flow in the second quarter of fiscal 2024.

Conference Call and Fiscal 2025 Business Outlook
As a result of AspenTech entering into an Agreement and Plan of Merger (the “Merger Agreement”) with Emerson Electric Co. (“Emerson”) and Emersub CXV, Inc. (the “Purchaser”) on January 26, 2025, AspenTech will not host an earnings conference call for its second quarter fiscal 2025 results nor provide future guidance. For more information on the Merger Agreement, please refer to AspenTech’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 27, 2025.
Footnotes
1.ACV is the estimate of the annual value of the Company’s portfolio of term license and software maintenance and support, or SMS, contracts, the annual value of SMS agreements purchased with perpetual licenses and the annual value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of the Company’s business. All ACV numbers presented in this press release exclude ACV associated with the Company’s Russia business for all periods presented.
2.Bookings is the total value of customer term license and perpetual license SMS contracts signed and delivered in the current period, less the value of such contracts signed in the current period where the initial licenses and SMS agreements are not yet deemed delivered, plus the term license contracts and perpetual license SMS contracts signed in a previous period for which the initial licenses are deemed delivered in the current period.
About AspenTech
Aspen Technology, Inc. (NASDAQ: AZPN) is a global software leader helping industries at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner. AspenTech solutions address complex environments where it is critical to optimize the asset design, operation and maintenance lifecycle. Through our unique combination of deep domain expertise and innovation, customers in asset-intensive industries can run their assets safer, greener, longer and faster to improve their operational excellence. To learn more, visit AspenTech.com.
Additional Information and Where to Find it
No tender offer for the shares of the Company has commenced at this time. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the tender offer materials that Emerson and the Purchaser will file with the SEC upon the commencement of the offer. A solicitation and offer to buy outstanding shares of the Company will only be made pursuant to the tender offer materials that Emerson and the Purchaser intend to file with the SEC. At the time the tender offer is commenced, Emerson and the Purchaser will file tender offer materials on Schedule TO and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 and a transaction statement on Schedule 13E-3 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT AND THE SCHEDULE 13E-3 WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE TENDER OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), the Solicitation/Recommendation Statement and the Schedule 13E-3 will be made available for free at the SEC’s website at www.sec.gov. In addition, free copies of these materials (if and when they become available) will be made available by the Company by mail to Aspen Technology, Inc., 20 Crosby Dr., Bedford, MA 01730, Attn: Investor Relations, by email at IR@aspentech.com or on the Company’s internet website at https://ir.aspentech.com.
Forward-Looking Statements
This communication contains forward-looking statements related to the Company, Emerson and the proposed acquisition by Emerson of the outstanding shares of common stock of the Company that Emerson does not already own (the “Transaction”), which involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions.

Forward-looking statements reflect current beliefs and expectations; however, these statements involve inherent risks and uncertainties, including with respect to consummating the Transaction and any competing offers or acquisition proposals for the Company, uncertainties as to how many of the Company’s stockholders will tender their stock in the tender offer, the effects of the Transaction (or the announcement thereof) on the Company’s stock price, relationships with key third parties or governmental entities, transaction costs, risks that the Transaction disrupts current plans and operations or adversely affects employee retention, potentially diverting management’s attention from the Company’s ongoing business operations, changes in the Company’s business during the period between announcement and closing of the Transaction, and any legal proceedings that may be instituted related to the Transaction. Actual results could differ materially due to various factors, risks and uncertainties. Among other things, there can be no guarantee that the Transaction will be completed in the anticipated timeframe or at all, that the conditions required to complete the Transaction will be met, that any event, change or other circumstance that could give rise to the termination of the definitive agreement for the Transaction will not occur or that Emerson will realize the expected benefits of the Transaction; and other risks listed under the heading “Risk Factors” in the Company’s periodic reports filed with the SEC, including Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, as well as the Schedule 14D-9 and Schedule 13E-3 that may be filed by the Company and the Schedule TO and related tender offer documents that may be filed by Emerson. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to the Company, and the Company disclaims any obligation to update the information contained in this communication as new information becomes available.
© 2025 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks not owned by AspenTech are property of their respective owners.
Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the SEC. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.
Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023

	(Dollars and Shares in Thousands, Except per Share Data)
Revenue:
License and solutions	$188,248	$152,463	$289,907	$301,111
Maintenance	90,577	85,056	181,263	170,024
Services and other	24,730	19,644	48,262	35,336
Total revenue	303,555	257,163	519,432	506,471
Cost of revenue:
License and solutions	61,197	67,326	124,851	138,903
Maintenance	12,159	10,647	22,847	20,848
Services and other	20,908	16,960	42,013	33,242
Total cost of revenue	94,264	94,933	189,711	192,993
Gross profit	209,291	162,230	329,721	313,478
Operating expenses:
Selling and marketing	117,961	122,240	243,622	244,618
Research and development	48,115	53,145	98,115	106,821
General and administrative	33,745	36,088	66,753	71,494
Restructuring costs	484	—	8,210	—
Total operating expenses	200,305	211,473	416,700	422,933
Income (loss) from operations	8,986	(49,243)	(86,979)	(109,455)
Other expense, net	(8,905)	(199)	(6,864)	(6,029)
Interest income, net	16,481	12,283	33,657	26,333
Income (loss) before benefit for income taxes	16,562	(37,159)	(60,186)	(89,151)
Benefit for income taxes	(3,779)	(15,659)	(20,063)	(33,126)
Net income (loss)	$20,341	$(21,500)	$(40,123)	$(56,025)
Net income (loss) per common share:
Basic	$0.32	$(0.34)	$(0.63)	$(0.88)
Diluted	$0.32	$(0.34)	$(0.63)	$(0.88)
Weighted average shares outstanding:
Basic	63,259	63,699	63,252	64,009
Diluted	63,638	63,699	63,252	64,009

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31, 2024	June 30, 2024

	(Dollars in Thousands, Except Share Data)
ASSETS
Current assets:
Cash and cash equivalents	$181,814	$236,970
Accounts receivable, net	133,043	115,533
Current contract assets, net	471,294	409,177
Prepaid expenses and other current assets	27,910	27,441
Receivables from related parties	69,670	78,483
Prepaid income taxes	9,347	8,462
Total current assets	893,078	876,066
Property, equipment and leasehold improvements, net	17,270	17,389
Goodwill	8,356,307	8,328,201
Intangible assets, net	3,960,147	4,184,750
Non-current contract assets, net	546,664	515,106
Contract costs	27,180	24,903
Operating lease right-of-use assets	91,874	96,034
Deferred income tax assets	5,369	6,989
Other non-current assets	38,901	22,269
Total assets	$13,936,790	$14,071,707

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,202	$8,099
Accrued expenses and other current liabilities	78,718	100,167
Due to related parties	19,958	47,449
Current operating lease liabilities	10,734	13,125
Income taxes payable	26,979	44,249
Current contract liabilities	120,820	124,312
Total current liabilities	268,411	337,401
Non-current contract liabilities	50,032	27,512
Deferred income tax liabilities	727,913	790,687
Non-current operating lease liabilities	84,863	84,875
Other non-current liabilities	28,464	18,377
Stockholders’ equity:
Common stock, $0.0001 par value Authorized—600,000,000 shares Issued— 65,514,052 and 65,367,159 shares Outstanding— 63,305,569 and 63,251,495 shares	7	7
Additional paid-in capital	13,309,255	13,277,851
Accumulated deficit	(91,285)	(51,162)
Accumulated other comprehensive loss	(13,803)	(7,261)
Treasury stock, at cost — 2,208,483 and 2,115,664 shares of common stock	(427,067)	(406,580)
Total stockholders’ equity	12,777,107	12,812,855
Total liabilities and stockholders’ equity	$13,936,790	$14,071,707

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023

	(Dollars in Thousands)
Cash flows from operating activities:
Net income (loss)	$20,341	$(21,500)	$(40,123)	$(56,025)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	124,780	123,167	247,636	246,386
Reduction in the carrying amount of right-of-use assets	3,990	3,370	7,951	6,932
Net foreign currency losses	8,989	274	6,869	6,168
Stock-based compensation	14,582	16,211	29,396	32,910
Deferred income taxes	(33,512)	(43,130)	(65,960)	(94,210)
Provision for uncollectible receivables	2,006	1,597	2,497	3,385
Other non-cash operating activities	1,199	(648)	941	(629)
Changes in assets and liabilities:
Accounts receivable	(31,352)	(40,126)	(18,465)	(10,709)
Contract assets	(81,808)	(33,864)	(100,659)	(57,926)
Contract costs	(433)	(1,896)	852	(3,059)
Lease liabilities	(3,376)	(3,338)	(6,417)	(7,108)
Prepaid expenses, prepaid income taxes, and other assets	(16,378)	(584)	(22,334)	(17,606)
Accounts payable, accrued expenses, income taxes payable and other liabilities	11,404	4,523	(25,648)	9,258
Contract liabilities	17,704	25,771	17,203	(10,959)
Net cash provided by operating activities	38,136	29,827	33,739	46,808
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(1,111)	(500)	(3,133)	(1,437)
Payments for business acquisitions, net of cash acquired	(36,490)	—	(36,490)	(8,273)
Payments for equity method investments	(116)	(423)	(146)	(521)
Payments for capitalized computer software development costs	(634)	(131)	(634)	(131)
Payments for asset acquisitions	—	—	—	(12,500)
Net cash used in investing activities	(38,351)	(1,054)	(40,403)	(22,862)
Cash flows from financing activities:
Issuance of shares of common stock, net of taxes	4,731	4,635	10,993	7,920
Repurchases of common stock	(2,220)	(72,105)	(22,707)	(186,329)
Payment of tax withholding obligations related to restricted stock	(3,813)	(11,905)	(8,448)	(13,843)
Net transfers (to) from Parent Company	(29,256)	64,865	(20,420)	68,755
Payments of debt issuance costs	(705)	—	(812)	—
Net cash used in financing activities	(31,263)	(14,510)	(41,394)	(123,497)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,209)	(4,050)	(945)	(10,905)
(Decrease) increase in cash, cash equivalents and restricted cash	(35,687)	10,213	(49,003)	(110,456)
Cash, cash equivalents and restricted cash, beginning of period	235,152	120,540	248,468	241,209
Cash, cash equivalents and restricted cash, end of period	$199,465	$130,753	$199,465	$130,753

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$181,814	$130,753	$181,814	$130,753
Restricted cash in other non-current assets	17,651	—	17,651	—
Total cash, cash equivalents and restricted cash	$199,465	$130,753	$199,465	$130,753

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023

	(Dollars and Shares in Thousands, Except per Share Data)
Total expenses
GAAP total expenses (a)	$294,569	$306,406	$606,411	$615,926
Less:
Stock-based compensation (b)	(14,582)	(16,211)	(29,396)	(32,910)
Amortization of intangibles (c)	(122,286)	(121,565)	(243,875)	(243,152)
Acquisition and integration planning related fees	(2,641)	(125)	(3,046)	130
Restructuring costs[3]	(484)	—	(8,210)	—

Non-GAAP total expenses	$154,576	$168,505	$321,884	$339,994

Income (loss) from operations
GAAP income (loss) from operations	$8,986	$(49,243)	$(86,979)	$(109,455)
Plus:
Stock-based compensation (b)	14,582	16,211	29,396	32,910
Amortization of intangibles (c)	122,286	121,565	243,875	243,152
Acquisition and integration planning related fees	2,641	125	3,046	(130)
Restructuring costs[3]	484	—	8,210	—

Non-GAAP income from operations	$148,979	$88,658	$197,548	$166,477

Net income (loss)
GAAP net income (loss)	$20,341	$(21,500)	$(40,123)	$(56,025)
Plus:
Stock-based compensation (b)	14,582	16,211	29,396	32,910
Amortization of intangibles (c)	122,286	121,565	243,875	243,152
Acquisition and integration planning related fees	2,641	125	3,046	(130)
Restructuring costs[3]	484	—	8,210	—
Less:
Income tax effect on Non-GAAP items (d)	(29,234)	(28,621)	(59,436)	(57,257)

Non-GAAP net income	$131,100	$87,780	$184,968	$162,650

Diluted income (loss) per share
GAAP diluted income (loss) per share	$0.32	$(0.34)	$(0.63)	$(0.88)
Plus:
Stock-based compensation (b)	0.23	0.25	0.46	0.51
Amortization of intangibles (c)	1.92	1.90	3.84	3.78
Acquisition and integration planning related fees	0.04	—	0.05	—
Restructuring costs[3]	0.01	—	0.13	—
Impact of diluted shares	—	0.01	(0.01)	0.01
Less:
Income tax effect on Non-GAAP items (d)	(0.46)	(0.45)	(0.93)	(0.89)

Non-GAAP diluted income per share	$2.06	$1.37	$2.91	$2.53

Shares used in computing Non-GAAP diluted income per share	63,638	64,008	63,590	64,343
(3) AspenTech incurred restructuring costs as a result of its workforce reduction and Russian business exit, which were both announced in August 2024.

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023

	(Dollars in Thousands)
Free Cash Flow
Net cash provided by operating activities (GAAP)	$38,136	$29,827	$33,739	$46,808
Purchases of property, equipment and leasehold improvements	(1,111)	(500)	(3,133)	(1,437)
Payments for capitalized computer software development costs	(634)	(131)	(634)	(131)
Free cash flow (non-GAAP)	$36,391	$29,196	$29,972	$45,240

(a) GAAP total expenses
Total costs of revenue	$94,264	$94,933	$189,711	$192,993
Total operating expenses	200,305	211,473	416,700	422,933
GAAP total expenses	$294,569	$306,406	$606,411	$615,926

(b) Stock-based compensation expense was as follows:
Cost of license and solutions	$578	$602	$1,129	$1,282
Cost of maintenance	893	729	1,780	1,217
Cost of services and other	1,430	360	2,475	858
Selling and marketing	2,382	2,707	5,312	5,649
Research and development	3,306	3,719	6,306	8,272
General and administrative	5,993	8,094	12,394	15,632
Total stock-based compensation	$14,582	$16,211	$29,396	$32,910

(c) Amortization of intangible assets was as follows:
Cost of license and solutions	$48,860	$48,035	$97,062	$96,070
Selling and marketing	73,426	73,552	146,813	147,082
Total amortization of intangible assets	$122,286	$121,587	$243,875	$243,152

(d) The income tax effect on non-GAAP items for the three and six months ended December 31, 2024 and 2023, respectively, is calculated utilizing the Company’s combined US federal and state statutory tax rate as following:

U.S. Statutory Rate	21.79%	21.79%	21.79%	21.79%